Exhibit 10.3

ADDENDUM TO PERSONAL EMPLOYMENT AGREEMENT

Dated May 30, 2013

By and between

Advanced Inhalation Therapies (AIT) Ltd.
(the "Company")

 and

Racheli Vizman
I.D. 040785610
(the "Employee")

WHEREAS, the Company and the Employee have entered into a Personal Employment Agreement dated September 09, 2012 (the "Employment Agreement"); Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Employment Agreement; and

WHEREAS the parties wish to amend the provisions of the Employment Agreement, as hereinafter provided.

NOW THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto hereby declare and agree as follows:

1.	Effective as of February 1, 2013 ("Effective Date"):

a.	Section 6.1 of the Employment Agreement will be amended such that the Salary shall be in the amount of NIS 25,000 instead of the amount of NIS 22,000.

b.	Section 6.7.1 of the Employment Agreement shall be replaced in its entirety as follows:

"Subject to the approval of the Company's Board of Directors (the "Board"), the Employee shall be issued with options to purchase up to [424,719 Ordinary Shares of the Company, representing as of the date hereof 3% of the issued and the outstanding share capital of the Company, under and subject to the terms and conditions of the Company's approved Share Option Plan (as may be amended from time to time) and the terms and conditions of the option agreement to be executed between the Company and the Employee in this respect (the “Options”). For the avoidance of doubt, the foregoing undertaking to grant the Options replaces and supersedes any previous undertaking of the Company to grant options to the Employee made prior to the Effective Date.

c.	Section 6.7.4 of the Employment Agreement shall be replaced in its entirety as the follows:

"Unless otherwise determined by the Board, the Options shall vest monthly over a vesting period of 24 (twenty four) months from the Effective Date (the "Vesting Period") so that 1/24 of the Options shall vest upon the end of each consecutive monthly period following the Effective Date (collectively, the "Monthly Vesting"), provided that during the term of such Vesting Period, this Agreement remains in full force and the employee remains an employee by the Company on such date."

2.	All other provisions of the Employment Agreement not amended herein shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written:

/s/ Pini Ben Elazar	/s/ Racheli Vizman
Advanced Inhalation Therapies (AIT) Ltd.	Racheli Vizman
By: Pini Ben Elazar Title: Chairman